UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

SunPower Corporation (“SunPower”) today announced that on December 2, 2012 it signed a joint venture agreement with partners Tianjin Zhonghuan Semiconductor Co. Ltd. (TZS), Inner Mongolia Power (Group) Co. Ltd. (IMP) and Hohhot Jinqiao City Development Company Co., Ltd. (HJCD) for the manufacturing and deployment of SunPower's proprietary C7 tracker concentrator technology in Inner Mongolia and other regions in China. The joint venture will be based in Hohhot, Inner Mongolia, PRC. Under the terms of the joint venture agreement, SunPower will invest $15 million for a 25 percent ownership stake in the joint venture. The establishment of the joint venture is subject to the approval of the PRC government.

The establishment and success of the joint venture is subject to a number of risks and uncertainties, some beyond SunPower's control, including risks and uncertainties such as: (i) the joint venture not able to obtain the approvals required from PRC government for its establishment; (ii) increasing supply and competition in the industry and lower average selling prices, and the joint venture's ability to offer a competitive product in China and compete in the Chinese market; (iii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, including the timing and magnitude of feed-in-tariff policy in the PRC; (iv) potential difficulties associated with operating the joint venture; (v) the joint venture's ability to create a low cost supply chain for C7; (vi) the joint venture ability to obtain additional financing; (vii) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (viii) SunPower's ability to successfully enter the Chinese market and operate internationally; (ix) the joint venture's ability to ramp up manufacturing and manufacturing difficulties that could arise; (x) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals; (xi) trade barriers and potential duties; and (xii) SunPower and joint venture's ability to protect intellectual property.

As provided in Form 8-K, disclosure of information under this Item 7.01 does not indicate that SunPower views such information as material. The information included in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report is not incorporated by reference into any filings of SunPower, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 2, 2012	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer